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                          REGISTRATION RIGHTS AGREEMENT



         REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of ________ ___, 2004, among Cohen & Steers, Inc., a Delaware corporation (the "Company"), Martin Cohen, Robert H. Steers, The Martin Cohen 1998 Family Trust and Robert H. Steers Family Trust (each an "Investor" and together the "Investors").


                                    RECITALS

         WHEREAS, the Investors are the sole stockholders of Cohen & Steers Capital Management, Inc., a New York corporation ("CSCM");

         WHEREAS, pursuant to the Merger Agreement (the "Merger Agreement"), dated as of the date hereof, among the Company, CSCM and CSCM Merger Sub, Inc., a New York corporation ("CSCM Merger Sub"), the parties thereto have agreed that CSCM Merger Sub will merge with and into CSCM (the "Merger") and that each outstanding share of CSCM will be converted into the right to receive a share of newly-issued shares of Common Stock (as defined below) of the Company, whereupon CSCM will become a wholly-owned subsidiary of the Company and the Investors will be the sole stockholders of the Company; and

         WHEREAS, it is a condition to the Merger that the Company enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements contained in this Agreement, the parties agree as follows:

         1. Definitions. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

         "Affiliate": as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities (the ownership of more than 50% of the voting securities of an entity shall for purposes of this definition be deemed to be "control"), by contract or otherwise. A natural person shall be considered an "Affiliate" of another natural person if such other natural person is a relative or spouse of such natural person, or any relative of such spouse, any one of whom has the same home as such natural person.

         "Common Stock": The shares of Common Stock, $0.01 par value per share, of the Company and any stock into which such common stock may thereafter be converted or exchanged.




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         "Demand Party": (a) each of the Investors and (b) any other Holder or
     Holders, including, without limitation, any Person that may become an assignee of any of the Investor's rights hereunder; provided that to be a Demand Party under this clause (b), a Holder or Holders must either individually or in aggregate with all other Holders with whom it is acting together to demand registration, own at least 1% of the total number of Registrable Securities.

         "Exchange Act": The Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

         "Holder": (i) Each of the Investors (including the executors, administrators, testamentary trustees, legatees or beneficiaries of any of Martin Cohen or Robert H. Steers upon the death of such Person), (ii) any Affiliate of any of the Investors (which shall not, for the avoidance of doubt, include the Company) and (iii) any other Person to whom any of the foregoing transfer Registrable Securities and assign their rights hereunder, but only to the extent of the terms of the assignment of such rights; provided that such Person agrees in writing to be bound by the provisions of this Agreement.

         "Person": Any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

         "Registrable Securities": shall mean (i) any Common Stock held or acquired by any Holder, including shares issued or issuable upon the conversion, exchange or exercise of any security convertible, exchangeable or exercisable into Common Stock, (ii) any security of the Company held or acquired by any Holder which is convertible, exchangeable or exercisable into Common Stock and (iii) any Common Stock or any security convertible, exchangeable or exercisable into Common Stock which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification. As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale by the Holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any state securities or blue sky law then in force, or
     (d) such securities shall have ceased to be outstanding. For purposes of this Agreement, any required calculation of the amount of, or percentage of, Registrable Securities shall be based on the number of shares of Common Stock which are Registrable Securities, including shares issuable upon the conversion, exchange or exercise of any security convertible, exchangeable or exercisable into Common Stock.


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         "Registration Expenses": Any and all expenses incident to performance of or compliance with this Agreement, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees (including, if applicable, the fees and expenses of any "qualified independent underwriter," as such term is defined in Rule 2720 of the NASD, and of its counsel), (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to clause (viii) of Section 4 hereof and all rating agency fees, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of counsel selected pursuant to Section 7 hereof by the Holders of the Registrable Securities being registered to represent such Holders in connection with each such registration, (vii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, and (viii) other reasonable out-of-pocket expenses of Holders (provided, that such expenses shall not include expenses of counsel other than those provided for in clause (vi) above).

         "Securities Act": The Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

         "SEC": The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

         2. Incidental Registrations. (a) Right to Include Registrable Securities. If the Company at any time after the date hereof proposes to register its Common Stock (or any security which is convertible or exchangeable into or exercisable for Common Stock) under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will, at each such time, give prompt written notice to all Holders of Registrable Securities of its intention to do so and of such Holders' rights under this Section 2. Upon the written request of any such Holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent requisite to permit the disposition of the Registrable Securities to be so registered; provided, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed

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registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering, all Holders requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. If a registration requested pursuant to this Section 2(a) involves an underwritten public offering, any Holder requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. Nothing in this Section 2 shall operate to limit the right of any Holder to (i) request the registration of Common Stock issuable upon conversion, exchange or exercise of securities held by such Holder notwithstanding the fact that at the time of request such Holder does not hold the Common Stock underlying such securities or (ii) request the registration at one time of both securities convertible, exchangeable or exercisable into Common Stock and the Common Stock underlying any such securities.

         (b) Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.

         (c) Priority in Incidental Registrations. If a registration pursuant to this Section 2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering, so as to be reasonably likely to have an adverse effect on the price, timing or distribution of the securities offered in such offering, then the Company will include in such registration (i) first, 100% of the securities proposed to be sold by the Company and (ii) second, to the extent of the number of securities requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, which number of securities shall be allocated pro rata among all such requesting Holders of Registrable Securities, on the basis of the relative number of shares of Registrable Securities then held by each such Holder of Registrable Securities (provided, that any such amount thereby allocated to any such Holder that exceeds such Holder's request shall be reallocated among the remaining requesting Holders in like manner).

         3. Registration on Request. (a) Request by the Demand Party. At any time upon the written request of a Demand Party requesting that the Company effect the registration under the Securities Act of all or part of such Demand Party's Registrable Securities and specifying the amount and intended method of disposition thereof, the Company will promptly give written notice of such requested registration to all other Holders of all other Registrable Securities of the same class or series as are to be registered at the request of such Demand Party, and thereupon will, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of:

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         (i) such Registrable Securities which the Company has been so requested to register by the Demand Party; and

         (ii) all other Registrable Securities of the same class or series as are to be registered at the request of a Demand Party and which the Company has been requested to register by any other Holder thereof by written request given to the Company within 15 days after the giving of written notice by the Company, all to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities to be so registered; provided that, with respect to any Demand Party other than the Investors, the Company shall not be obligated to effect any registration under this Section 3(a) unless such Demand Party requests that the Company register at least 1% of the total number of Registrable Securities; and provided, further, that the Company shall not be obligated to file a registration statement relating to any registration request under this Section 3(a):

         (x) within a period of 180 days after the effective date of any other registration statement relating to any registration request under this
     Section 3(a) which was not effected on Form S-3 (or any successor or similar short-form registration statement) or relating to any registration effected under Section 2;

         (y) if with respect thereto the managing underwriter, the SEC, the Securities Act or the rules and regulations thereunder, or the form on which the registration statement is to be filed, would require the conduct of an audit other than the regular audit conducted by the Company at the end of its fiscal year, in which case the filing may be delayed until the completion of such audit (and the Company shall, upon request of the requesting Demand Holder, use its best efforts to cause such audit to be completed expeditiously and without unreasonable delay), unless the Holders of the Registrable Securities to be registered agree to pay the expenses of the Company in connection with such an audit other than the regular audit; or

         (z) if the Company is in possession of material non-public information and the Board of Directors of the Company determines in good faith that disclosure of such information would not be in the best interests of the Company and its stockholders, in which case the filing of the registration statement may be delayed until the earlier of (i) the second business day after such conditions shall have ceased to exist and (ii) the 90th day after receipt by the Company of the written request from a Demand Party to register Registrable Securities under this Section 3(a), provided that, the Company shall not be permitted to postpone registration pursuant to this clause (z) more than once in any 360-day period.

Nothing in this Section 3 shall operate to limit the right of any Holder to (i) request the registration of Common Stock issuable upon conversion, exchange or exercise of securities held by such Holder notwithstanding the fact that at the time of request such Holder does not hold the Common Stock underlying such securities or (ii) request the registration at one time of both securities convertible, exchangeable or exercisable into Common Stock and the Common Stock underlying any such securities. Notwithstanding anything to the contrary herein, no Person shall

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be entitled to include Registrable Securities in the Registration Statement on
Form S-1 (Registration Statement No. 333-114027) filed by the Company in respect of the initial public offering of the Common Stock (the "IPO Registration Statement") and the Company shall not be obligated to file a registration statement relating to any registration request under this Section 3(a) within a period of 180 days from the effective date of the IPO Registration Statement.

         (b) Registration Statement Form. If any registration requested pursuant to this Section 3 which is proposed by the Company to be effected by the filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten public offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form.

         (c) Expenses. The Company will pay all Registration Expenses in connection with the first ten (10) registrations of each class or series of Registrable Securities pursuant to this Section 3 upon the written request of any of the Holders, provided that, for purposes hereof, a request to register Common Stock into which a convertible security is convertible in conjunction with a registration of such convertible security shall be deemed to be one request for registration of a class or series of Registrable Securities. All expenses for any subsequent registrations of Registrable Securities pursuant to this Section 3 shall be paid pro rata by the Company and all other Persons (including the Holders) participating in such registration on the basis of the relative number of shares of Common Stock of each such Person whose Registrable Securities are included in such registration.

         (d) Effective Registration Statement. A registration requested pursuant to this Section 3 will not be deemed to have been effected unless it has become effective; provided that, if within 180 days after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected.

         (e) Selection of Underwriters. If a requested registration pursuant to this Section 3 involves an underwritten offering, the Holders of a majority of the shares of Registrable Securities which are held by Holders and which the Company has been requested to register shall have the right to select the investment banker or bankers and managers to administer the offering; provided, however, that such investment banker or bankers and managers shall be reasonably satisfactory to the Company.

         (f) Priority in Requested Registrations. If a requested registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, so as to be reasonably likely to have an adverse effect on the price, timing or distribution of the securities offered in such offering, then the Company will include in such registration the number of shares of Registrable Securities requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, which number shall

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be allocated pro rata among all such requesting Holders of Registrable
Securities on the basis of the relative number of shares of Registrable Securities then held by each such Holder. In the event that the number of Registrable Securities entitled to registration rights with respect to such Registrable Securities requested to be included in such registration is less than the number which, in the opinion of the managing underwriter, can be sold, the Company may include in such registration securities it proposes to sell for its own account up to the number of securities that, in the opinion of the underwriter, can be sold.

         (g) Additional Rights. If the Company at any time grants to any other holders of securities any rights to request the Company to effect the registration under the Securities Act of any such securities on terms more favorable to such holders than the terms set forth in this Section 3, the terms of this Section 3 shall be deemed amended or supplemented to the extent necessary to provide the Holders such more favorable rights and benefits.

         4. Registration Procedures. If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:

            (i) prepare and, in any event within 120 days after the end of the period within which a request for registration may be given to the Company, file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, provided, however, that the Company may discontinue any registration of its securities which is being effected pursuant to Section 2 at any time prior to the effective date of the registration statement relating thereto;

            (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 270 days and to comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish to counsel selected pursuant to Section 7 hereof by the Holders of the Registrable Securities covered by such registration statement to represent such Holders copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

            (iii) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;


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            (iv) use its best efforts to register or qualify such Registrable
      Securities covered by such registration in such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (iv), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

            (v) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

            (vi) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in clause (ii) of this Section 4, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

            (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

            (viii) (a) if such Registrable Securities are Common Stock (including Common Stock issuable upon conversion, exchange or exercise of another security), use its best efforts to list such Registrable Securities on any securities exchange on which the Common Stock is then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange; (b) if such Registrable Securities are convertible, exchangeable or exercisable into Common Stock, upon the reasonable request of sellers of a majority of such Registrable Securities, use its best efforts to list such securities and, if requested, the Common Stock underlying such securities, notwithstanding that at the time of request such sellers hold only such securities, on any securities exchange so requested, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange; and (c) use its best efforts to provide a transfer agent and registrar for such Registrable

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      Securities covered by such registration statement not later than the effective date of such registration statement;

            (ix) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other persons in addition to, or in substitution for the provisions of Section 5 hereof, and take such other actions as sellers of a majority of shares of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

            (x) obtain a "cold comfort" letter or letters from the Company's independent public accounts in customary form and covering matters of the type customarily covered by "cold comfort" letters as the seller or sellers of a majority of shares of such Registrable Securities shall reasonably request (provided that Registrable Securities constitute at least 25% of the securities covered by such registration statement);

            (xi) make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

            (xii) notify counsel (selected pursuant to Section 7 hereof) for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

            (xiii) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

            (xiv) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including,

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      without limitation, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

            (xv) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request;

            (xvi) obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to such Holders, underwriters or agents and their counsel; and

            (xvii) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

         The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and pertinent to the disclosure requirementst relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

         Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (vi) of this Section 4, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by clause (vi) of this
Section 4, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in clause (ii) of this
Section 4 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (vi) of this
Section 4 and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by clause (vi) of this Section 4.

         5. Indemnification. (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 2 or 3, the Company will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by such registration statement, each affiliate of such seller and their respective directors and officers or general and limited partners or members and managing members (including any director, officer, affiliate, employee, agent and controlling Person of any of the foregoing), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including reasonable attorney's fees and reasonable expenses of investigation) to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company with respect to such seller through an instrument duly executed by such seller specifically stating that it is for use in the preparation thereof;

         (b) Indemnification by the Seller. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 4 herein, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this
Section 5) the Company and all other prospective sellers with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company with respect to such seller through an instrument duly executed by such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective affiliates, directors, officers or controlling Persons and shall survive the transfer of such securities by such seller. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

         (c) Notices of Claims, Etc. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this
Section 5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party's reasonable judgment a conflict of interest between such Indemnified Party and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         (d) Contribution. If the indemnification provided for in this Section 5 from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 5(d) as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (e) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 5 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

         (f) Non-Exclusivity. The obligations of the parties under this Section 5 shall be in addition to any liability which any party may otherwise have to any other party.

         6. Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available such information), and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding anything contained in this Section 6, the Company may deregister under Section 12 of the Exchange Act if it then is permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

         7. Selection of Counsel. In connection with any registration of Registrable Securities pursuant to Sections 2 or 3 hereof, the Holders of a majority of the Registrable Securities covered by any such registration may select one counsel to represent all Holders of Registrable Securities covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, the remaining Holders shall be entitled to select one additional counsel to represent all such remaining Holders.

         8. Miscellaneous. (a) Holdback Agreement. If any registration of Registrable Securities pursuant to Sections 2 or 3 hereof shall be in connection with an underwritten public offering, each Holder of Registrable Securities agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any equity securities of the Company, or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering), within 7 days before or such period not to exceed 180 days as the underwriting agreement may require (or such lesser period as the managing underwriters may permit) after the closing date of such underwritten public offering.

         (b) Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holders of a majority of the Registrable Securities then outstanding; provided, however, that no amendment, waiver or consent to the departure from the terms and provisions of this Agreement that is adverse to the Investors or any of their respective successors and assigns shall be effective as against any such Person for so long as such Person holds any Registrable Securities unless consented to in writing by such Person. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 8(b), whether or not such Registrable Securities shall have been marked to indicate such consent.

         (c) Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent Holder of any Registrable Securities, subject to the provisions contained herein. Without limitation to the foregoing, in the event that any of The Martin Cohen 1998 Family Trust or Robert H. Steers Family Trust distributes or otherwise transfers any shares of the Registrable Securities to any of its beneficiaries, the Company hereby acknowledges that the registration rights granted pursuant to this Agreement shall be transferred to any such beneficiaries on a pro rata basis, and that at or after the time of any such distribution or transfer, any such beneficiary may designate a Person to act on their behalf in delivering any notices or making any requests hereunder.

         (d) Notices. All notices and other communications provided for hereunder shall be in writing and shall be sent by first class mail, telex, telecopier or hand delivery:


                    (i)      if to the Company, to:

                             Cohen & Steers, Inc.
                             757 Third Avenue
                             New York, NY 10017
                             Attn: General Counsel


                             with copies to:


                             Simpson Thacher & Bartlett LLP
                             425 Lexington Avenue
                             New York, NY 10017
                             Fax: (212) 455-2502
                             Attention: Vincent Pagano, Jr., Esq.


                    (ii)     if to Martin Cohen, to:

                             c/o Cohen & Steers, Inc.
                             757 Third Avenue
                             New York, NY 10017
                             Attention:  Martin Cohen

                    (iii)    if to Robert H. Steers, to:

                             c/o Cohen & Steers, Inc.
                             757 Third Avenue
                             New York, NY 10017
                             Attention:  Robert H. Steers

                    (iv)     if to The Martin Cohen 1998 Family Trust, to:

                             c/o Cohen & Steers, Inc.
                             757 Third Avenue
                             New York, NY 10017
                             Attention:  Michele Cohen, as Trustee

                    (v)      if to Robert H. Steers Family Trust, to:

                             c/o Cohen & Steers, Inc.
                             757 Third Avenue
                             New York, NY 10017
                             Attention:  Lauren J. Steers, as Trustee

                    (vi) if to any other holder of Registrable Securities, to the address of such other holder as shown in the stock record book of the Company, or to such other address as any of the above shall have designated in writing to all of the other above.

         All such notices and communications shall be deemed to have been given or made (A) when delivered by hand, (B) five business days after being deposited in the mail, postage prepaid, (C) when telexed answer-back received or (D) when telecopied, receipt acknowledged.

         (e) Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

         (f) Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         (g) Counterparts. This Agreement may be executed in counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         (h) Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed therein. The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement.

         (i) Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that they shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or in equity.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be duly executed on its behalf as of the date first written above.


                                              Cohen & Steers, Inc.



                                              ------------------------------
                                              By:
                                              Title:


                                              -------------------------------
                                              Martin Cohen



                                              -------------------------------
                                              Robert H. Steers



                                              Michele Cohen, as Trustee for
                                              The Martin Cohen 1998 Family Trust



                                              ------------------------------



                                              Lauren J. Steers, as Trustee for
                                              Robert H. Steers Family Trust



                                              ------------------------------